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                                                                     EXHIBIT 4.2

                      FORM OF COMMON SECURITIES CERTIFICATE

             THIS COMMON SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES
           LAWS OR ANY OTHER APPLICABLE SECURITIES LAWS AND MAY NOT BE
             OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT
          PURSUANT TO AN EXEMPTION FROM REGISTRATION. THIS CERTIFICATE
          IS NOT TRANSFERABLE EXCEPT IN COMPLIANCE WITH APPLICABLE LAW
                     AND SECTION 5.11 OF THE TRUST AGREEMENT

CERTIFICATE NUMBER                            NUMBER OF COMMON SECURITIES: 1,083

        C-___

                    CERTIFICATE EVIDENCING COMMON SECURITIES

                                       OF

                            CAPSTEAD MORTGAGE TRUST I

                                COMMON SECURITIES

                 (LIQUIDATION AMOUNT $1,000 PER COMMON SECURITY)

Capstead Mortgage Trust I, a statutory trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that Capstead Mortgage Corporation, a Maryland corporation (the "Holder") is the registered owner of 1,083 common securities of the Trust representing undivided common beneficial interests in the assets of the Trust and designated the Capstead Mortgage Trust I Common Securities (liquidation amount $1,000 per Common Security) (the "Common Securities"). Except in accordance with Section 5.11 of the Trust Agreement (as defined below), the Common Securities are not transferable and, to the fullest extent permitted by law, any attempted transfer hereof other than in accordance therewith shall be void. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities are set forth in, and this certificate and the Common Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust, dated as of September 26, 2005 as the same may be amended from time to time (the "Trust Agreement"), among Capstead Mortgage Corporation, as Depositor, Wells Fargo Bank, National Association, as Property Trustee, Wells Fargo Delaware Trust Company, as Delaware Trustee, the Administrative Trustees named therein and the Holders, from time to time, of Trust Securities. The Trust will furnish a copy of the Trust Agreement to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

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Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

This Common Securities Certificate shall be governed by and construed in accordance with the laws of the State of Delaware.

Terms used but not defined herein have the meanings set forth in the Trust Agreement.

IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust has executed on behalf of the Trust this certificate this __ day of _______________, 200__.

                                 CAPSTEAD MORTGAGE TRUST I


                                 By:
                                       ----------------------------------
                                       Name:
                                       Administrative Trustee